EXHIBIT 2.2




                         SHAREHOLDER PURCHASE AGREEMENT


                                  BY AND AMONG


                      AMERICAN GAMING & ELECTRONICS, INC.,
                              A NEVADA CORPORATION,

                                       AND

                 BEN DOMENICO AND JAMES IRVIN AND DAVE MYSEL AND
                                ROCKY D'AQUILANTE



                          DATED AS OF JANUARY 12, 2000






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
                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE I

         PURCHASE AND SALE OF ASSETS..............................................................................1
                      1.1           Assets........................................................................1
                      1.2           Excluded Assets...............................................................2
                      1.3           Cooperation Following the Closing Date........................................2
                      1.4           Regulatory Matters............................................................2

ARTICLE II

         CONSIDERATION AND MANNER OF PAYMENT......................................................................2
                      2.1           Purchase Price................................................................2
                      2.2           Contingent Payments...........................................................2
                                    2.2.1   Definitions...........................................................2
                                    2.2.2   Current Operations Contingent Payment.................................4
                                    2.2.3   Proposed Operations Contingent Payment................................5
                                    2.2.4   Calculation of Contingent Payments....................................6
                                    2.2.5   Payment of Contingent Payments........................................6
                      2.3           Assumed Liabilities...........................................................8
                      2.4           No Expansion of Third Party Rights............................................8
                      2.5           Excluded Liabilities..........................................................8
                      2.6           Allocation of Purchase Price..................................................8
                      2.7           Transferee Liability..........................................................9
                      2.8           Waiver of Resolutory Conditions...............................................9

ARTICLE III

         REPRESENTATIONS AND WARRANTIES...........................................................................9

                      3.1           Representations and Warranties of Sellers.....................................9
                           3.1.1    Authority.....................................................................9
                                    3.1.2   Assets................................................................9
                                    3.1.3   No Consents..........................................................10
                                    3.1.4   Absence of Undisclosed Liabilities...................................10
                                    3.1.5   Taxes................................................................10
                                    3.1.6   Contracts............................................................10
                                    3.1.7   Real Property........................................................11
                                    3.1.8   Litigation...........................................................11
                                    3.1.9   Compliance with Laws.................................................11
                                    3.1.10  Intellectual Property................................................11
                                    3.1.11  Transactions Not a Breach............................................12
                                    3.1.12  Conduct of the Business..............................................12
                                    3.1.13  Insurance Policies...................................................12
                                    3.1.14  Licenses.............................................................12
                                    3.1.15  Employees............................................................13
                                    3.1.16  Interest of Sellers in Customers, Etc................................13






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

                                    3.1.17  Affiliate Transactions...............................................13
                                    3.1.18  Books and Records....................................................13
                                    3.1.19  Brokers..............................................................13
                                    3.1.20  No Misrepresentation.................................................13
                      3.2           Representations and Warranties of Buyer......................................13
                                    3.2.1   Organization.........................................................13
                                    3.2.2   Authority............................................................14
                                    3.2.3   Transactions Not a Breach............................................14
                                    3.2.4   Brokers..............................................................14
                                    3.2.5   No Misrepresentation.................................................14

ARTICLE IV

         CLOSING.................................................................................................14
                      4.1           Time and Place...............................................................14
                      4.2           Sellers Deliveries...........................................................15
                                    4.2.1   AGE Purchase Agreement...............................................15
                                    4.2.2   Bill of Sale and Assignment Agreement................................15
                                    4.2.3   Consents.............................................................15
                                    4.2.4   Tax Clearance........................................................15
                                    4.2.5   Lien Searches........................................................15
                                    4.2.6   Employment Agreements................................................15
                                    4.2.7   Other Documents......................................................15
                      4.3           Buyer Deliveries.............................................................15
                                    4.3.1   Purchase Price.......................................................15
                                    4.3.2   Bill of Sale and Assignment Agreement................................16
                                    4.3.3   AGE Purchase Agreement...............................................16
                                    4.3.4   Employment Agreements................................................16
                                    4.3.5   Guaranty Agreement.  ................................................16
                                    4.3.6   Other Documents......................................................16


ARTICLE V

         OTHER AGREEMENTS........................................................................................16
                      5.1           Books and Records............................................................16
                      5.2           Cooperation after Closing....................................................16
                      5.3           Public Disclosure............................................................16
                      5.4           Mail.........................................................................17
                      5.5           Assumed Liabilities..........................................................17
                      5.6           Taxes........................................................................17
                      5.7           Transferee/Successor Liability...............................................17

ARTICLE VI

         INDEMNIFICATION.........................................................................................17
                      6.1           Indemnification by Sellers...................................................17
                      6.2           Escrow Account...............................................................18
                      6.3           Indemnification by Buyer.....................................................18
                      6.4           Indemnification Procedure for Third Party Claims.............................18




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
                      6.5           Direct Claims................................................................20
                      6.6           Right of Set-Off.............................................................21
                      6.7           Survival of Representations and Warranties of Sellers; Time Limits
                                    on Indemnification Obligations...............................................21
                      6.8           Survival of Representations and Warranties of Buyer; Time Limits
                                    on Indemnification Obligations...............................................21
                      6.9           Certain Limitations..........................................................21
                      6.10          Materiality..................................................................22
                      6.11          Appointment of Representative................................................22

ARTICLE VII

         MISCELLANEOUS...........................................................................................23
                      7.1           Notice.......................................................................23
                                    7.1.1   If to Buyer..........................................................23
                                    7.1.2   If to Sellers........................................................23
                      7.2           Severability.................................................................24
                      7.3           Successors...................................................................24
                      7.4           Documents....................................................................24
                      7.5           Counterparts.................................................................24
                      7.6           Expenses.....................................................................24
                      7.7           Governing Law................................................................24
                      7.8           Headings.....................................................................25
                      7.9           Assignment...................................................................25
                      7.10          No Strict Construction.......................................................25
                      7.11          Definitions..................................................................25
                      7.12          Entire Agreement.............................................................27
                      7.13          Third Parties................................................................27
                      7.14          Interpretative Matters.......................................................27






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                                LIST OF SCHEDULES



SCHEDULE                                 DESCRIPTION
--------                                 -----------
Schedule 1.1                             Assets

Schedule 1.2                             Excluded Assets

Schedule 2.2.2                           Current Operations Contingent Payment

Schedule 2.2.3                           Proposed Operations Contingent Payment

Schedule 2.3                             Assumed Liabilities

Schedule 2.5                             Excluded Liabilities

Schedule 2.6                             Allocation of Purchase Price

Schedule 3.1.2                           Condition of Assets

Schedule 3.1.3                           Consents

Schedule 3.1.4                           Undisclosed Liabilities

Schedule 3.1.6                           Contracts

Schedule 3.1.8                           Litigation

Schedule 3.1.10                          Intellectual Property

Schedule 3.1.12                          Conduct of Business

Schedule 3.1.14                          Licenses

Schedule 3.1.16                          Interest of Sellers in Customers, etc.

Schedule 3.1.17                          Affiliate Transactions

Schedule 3.2.3                           Buyer: Transactions Not A Breach

Schedule 6.1.5                           Indemnification by Sellers




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

                            GLOSSARY OF DEFINED TERMS

TERM                                                           SECTION REFERENCE
----                                                           -----------------
"Affiliate".................................................................7.11

"Affiliate Transactions"..................................................3.1.17

"AGE" ..............................................................Introduction

"AGE Florida".......................................................Introduction

"AGE Purchase Agreement"............................................Introduction

"AGE Transaction"...................................................Introduction

"Agreement".........................................................Introduction

"Assets".....................................................................1.1

"Assumed Liabilities"........................................................2.3

"Base Contingent Payment"..................................................2.2.1

"Business"..........................................................Introduction

"Buyer Indemnified Party"....................................................6.1

"Buyer".............................................................Introduction

"Buyer's Agreements".......................................................3.2.2

"Calendar Day"..............................................................7.11

"Claims".................................................................3.1.8.1

"Closing"....................................................................4.1

"Closing Date"...............................................................4.1

"Code"......................................................................7.11

"Common Stock".............................................................2.2.5




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
                             TERM SECTION REFERENCE


TERM                                                           SECTION REFERENCE
----                                                           -----------------
"Company"...........................................................Introduction

"Consents".................................................................3.1.3

"Contingent Dates".........................................................2.2.1

"Contingent Payments"......................................................2.2.1

"Continuing Employee".......................................................7.11

"Contracts"................................................................3.1.6

"Current Operations".......................................................2.2.1

"Current Operations Contingent Payment"....................................2.2.1

"Defense Counsel"............................................................6.4

"Defense Notice".............................................................6.4

"Direct Claim"...............................................................6.5

"Excluded Liabilities".......................................................2.5

"Excluded Assets"............................................................1.2

"GAAP"......................................................................7.11

"Governmental Entity".......................................................7.11

"Indemnified Party"..........................................................6.4

"Indemnifying Party".........................................................6.4

"Independent Accountants"..................................................2.2.1

"Intellectual Property".....................................................7.11

"Law".......................................................................7.11


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

TERM                                                           SECTION REFERENCE
----                                                           -----------------
"Licenses"..................................................................7.11

"Liens".....................................................................7.11

"Losses".....................................................................6.1

"Maximum Contingent Payment"...............................................2.2.1

"Minimum Operating Income".................................................2.2.1

"Operating Income".........................................................2.2.1

"Operating Income Payment Cap".............................................2.2.1

"Operating Income Target"..................................................2.2.1

"Ordinary course of business"...............................................7.11

"Person"....................................................................7.11

"Principal Offices".................................................Introduction

"Proposed Operations"......................................................2.2.1

"Proposed Operations Contingent Payment"...................................2.2.1

"Proceeds"...................................................................6.9

"Purchase Price".............................................................2.1

"Representative"............................................................6.11

"Regulatory Matters".........................................................1.4

"Seller Indemnified Party"...................................................6.3

"Sellers"...........................................................Introduction

"Sellers' Agreements"......................................................3.1.1



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

TERM                                                           SECTION REFERENCE
----                                                           -----------------
"Tax".......................................................................7.11

"Term".....................................................................5.6.1

"Territory"................................................................5.6.1

"Third Party Claim"..........................................................6.4

"Threshold Contingent Payment".............................................2.2.1

"To Sellers' Knowledge".....................................................7.11

"To the Knowledge of Seller,"...............................................7.11

"Transaction Documents"......................................................2.5

"Wells-Gardner".....................................................Introduction



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                         SHAREHOLDER PURCHASE AGREEMENT


         THIS SHAREHOLDER PURCHASE AGREEMENT (this "Agreement") is made as of this 12th day of January, 2000, by and among AMERICAN GAMING & ELECTRONICS, INC., a Nevada corporation ("Buyer" or "Company"), and each of Ben Domenico, James Irvin, Dave Mysel and Rocky D'Aquilante (collectively "Sellers"). Capitalized terms that are not otherwise defined in this Agreement are defined in SECTION 7.11.

         WHEREAS, Buyer is a wholly-owned subsidiary of Wells-Gardner Electronics Corporation, an Illinois corporation ("Wells-Gardner").

         WHEREAS, concurrent with the execution of this Agreement, Buyer, American Gaming & Electronics, Inc., a New Jersey corporation ("AGE"), American Gaming & Electronics of Florida, Inc., a Florida corporation ("AGE Florida"), and Sellers are executing an Asset Purchase Agreement (the "AGE Purchase Agreement") whereby Buyer will agree to purchase certain assets of AGE and AGE Florida (the "AGE Transaction").

         WHEREAS, Sellers are engaged in the business of the design, sale, marketing, manufacturing, distribution and service of new and remanufactured gaming machines and parts for gaming machines (the "Business") and have principal offices located at: 19 Tilton Street, Hammonton, New Jersey 08037; 6255 McLeod Drive, Suite 22, Las Vegas, Nevada 89120; and 2046 McKinley Street, Hollywood, Florida 33020 (the "Principal Offices").

         WHEREAS, Sellers desire to sell to Buyer and Buyer desires to purchase from Sellers, certain of the assets of Sellers, which are used in or arise out of the conduct of the Business, upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants of the parties set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS

         1.1 Assets. On the terms and subject to the conditions hereinafter set forth, at the Closing, Sellers shall sell, convey, transfer, assign and deliver to Buyer, free and clear of all Liens, and Buyer shall purchase from Sellers, all of Sellers' right, title and interest in and to certain property and assets which are used in or arise out of the conduct of the Business or are considered to be assets of Sellers in connection with the Business as of the Closing Date, wherever located (collectively, the "Assets"). The Assets shall include only the rights and assets set forth on Schedule 1.1 attached hereto.



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



         1.2 Excluded Assets. Notwithstanding anything to the contrary contained herein, the Assets do not include the rights or assets listed on Schedule 1.2 attached hereto or any other rights or assets not listed on Schedule 1.1 attached hereto (collectively, the "Excluded Assets").

         1.3 Cooperation Following the Closing Date. To the extent any Excluded Asset may be, in the opinion of Buyer, necessary or appropriate to conduct the Business, Sellers agree to provide Buyer with access to such Excluded Assets so long as and to the extent that such Excluded Assets are necessary or appropriate to conduct the Business following the Closing Date.

         1.4 Regulatory Matters. Buyer, Sellers and Shareholders understand that as of the Closing Date the State of New Jersey has not granted a transactional waiver to Buyer to conduct gaming related business with casinos in New Jersey. Accordingly, only non-gaming related products will be sold and distributed in New Jersey and Connecticut until such time as the transactional waiver is granted and becomes effective in New Jersey and an exemption is granted in Connecticut. Furthermore, this Agreement and the transactions contemplated hereby shall only be effective to the extent permissible in New Jersey until such time as the transactional waiver is granted by the New Jersey Casino Control Commission.


                                   ARTICLE II

                       CONSIDERATION AND MANNER OF PAYMENT

         2.1 Purchase Price. The aggregate purchase price to be paid by Buyer to Sellers for the Assets shall be one hundred dollars ($100) (the "Purchase Price") payable by check or wire transfer on the Closing Date.

         2.2 Contingent Payments. In addition to the Purchase Price, Buyer will pay to Sellers certain contingent payments only if certain future financial targets are achieved as set forth in this SECTION 2.2.

                  2.2.1     Definitions.

                            (a) "Base Contingent Payment" shall, for each
                  Contingent Date, refer to the Contingent Payment amount listed on Schedule 2.2.2 hereto with regard to the Current Operations and Schedule 2.2.3 hereto with regard to the Proposed Operations.

                            (b) "Contingent Dates" shall refer collectively to
                  each of December 31, 2000, December 31, 2001, December 21, 2002 and December 31, 2003.

                            (c) "Contingent Payments" shall refer collectively
                  to each of the Current Operations Contingent Payment and the Proposed Operations Contingent Payment as each such term is defined below.



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


                            (d) "Current Operations" shall refer to the
                  Operating Income arising from operations in connection with the conduct of the Business at the Principal Offices.

                            (e) "Current Operations Contingent Payment" shall
                  refer to the payment based on Operating Income from Current Operations with respect to each of the Contingent Dates, as calculated for the applicable date under SECTION 2.2.4.

                            (f) "Independent Accountants" shall refer to an
                  independent accounting firm not regularly used, and selected jointly, by Buyer and Sellers.

                            (g) "Maximum Contingent Payment" shall, for each
                  Contingent Date, refer to the Contingent Payment amount listed on Schedule 2.2.2 hereto with regard to the Current Operations and Schedule 2.2.3 hereto with regard to the Proposed Operations

                            (h) "Minimum Operating Income" shall, for each
                  Contingent Date, refer to the amount of Operating Income listed on Schedule 2.2.2 hereto with regard to the Current Operations and Schedule 2.2.3 hereto with regard to the Proposed Operations.

                            (i) "Operating Expenses" shall be limited to those
                  expenses that directly relate to the operation of Current Operations and Proposed Operations in the ordinary course of business that are, in good faith, made by Buyer. Notwithstanding the above, Operating Expenses shall not include (1) any overhead allocation that is attributable to Wells-Gardner or any other subsidiary of Wells- Gardner, (ii) payments not related to Buyer's legitimate business transactions in the ordinary course, (iii) any transaction between Buyer and an Affiliate thereof where the terms thereof are less favorable than would have been obtained in a transaction with an unrelated third party and (iv) any portion of an advance payment that is not related to the current period.

                            (j) "Operating Income" shall refer to net sales less
                  cost of goods sold and Operating Expenses in accordance with GAAP (as defined in SECTION 7.11), but shall exclude any deduction for the amortization of goodwill or payment of any Contingent Purchase Price made in connection with the AGE Transaction or the fulfillment of this Agreement or the AGE Purchase Agreement.

                            (k) "Operating Income Payment Cap" shall, for each
                  Contingent Date, refer to the amount of Operating Income listed on Schedule 2.2.2 hereto with regard to the Current Operations and Schedule 2.2.3 hereto with regard to the Proposed Operations.

                            (l) "Operating Income Target" shall, for each
                  Contingent Date, refer to the amount of Operating Income listed on Schedule 2.2.2 hereto with regard to


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                  the Current Operations and Schedule 2.2.3 hereto with regard to the Proposed Operations.

                            (m) "Proposed Operations" shall refer to Operating
                  Income arising from any operations which are not included in or covered by the definition of Current Operations.

                            (n) "Proposed Operations Contingent Payment" shall
                  refer to the payment based on Operating Income from Proposed Operations with respect to each of the Contingent Dates, as calculated for the applicable date under SECTION 2.2.3.

                            (o) "Threshold Contingent Payment" shall, for each
                  Contingent Date, refer to the Contingent Payment amount listed on Schedule 2.2.2 hereto with regard to the Current Operations and Schedule 2.2.3 hereto with regard to the Proposed Operations.

                  2.2.2 Current Operations Contingent Payment. The Company shall pay Sellers, according to the procedure set forth in this SECTION 2, the Current Operations Contingent Payment calculated for the applicable Contingent Date as follows. For each fiscal year ending on each Contingent Date, the Current Operations Contingent Payment shall be equal to (but never less than zero dollars):

                            (a) zero dollars if the Current Operations are less
                  than the Minimum Operating Income;

                            (b) the Threshold Contingent Payment if the Current
                  Operations are equal to the Minimum Operating Income;

                            (c) the product of (i) the Base Contingent Payment
                  and (ii) the quotient of (A) the Current Operations divided by
                  (B) the Operating Income Target, if the Current Operations are greater than the Minimum Operating Income but less than the Operating Income Target;

                            (d) the Base Contingent Payment if the Current
                  Operations are equal to the Operating Income Target;

                            (e) the Base Contingent Payment, plus fifty percent
                  (50%) of the amount by which the Current Operations exceed the Operating Income Target, if the Current Operations are greater than the Operating Income Target but less than the Operating Income Payment Cap; and

                            (f) the Maximum Contingent Payment if the Current
                  Operations are equal to or greater than the Operating Income Payment Cap.



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



                  2.2.3 Proposed Operations Contingent Payment. The Company shall pay Sellers, according to the procedure set forth in this SECTION 2, the Proposed Operations Contingent Payment calculated for the applicable Contingent Date as follows. For each fiscal year ending on each Contingent Date, the Proposed Operations Contingent Payment shall be equal to (but never less than zero dollars):

                            (a) zero dollars if the Proposed Operations are less
                  than the Minimum Operating Income;

                            (b) the Threshold Contingent Payment if the Proposed
                  Operations are equal to the Minimum Operating Income;

                            (c) for the year ending:

                                (i) December 31, 2000, the amount equal to: the product of (A) Base Contingent Payment and (B) one plus the quotient of (I) the Proposed Operations divided by (II) 60,000, or

                                (ii) December 31, 2001, December 31, 2002 and December 31, 2003, the amount equal to: the product of (A) the Base Contingent Payment and (B) the quotient of the (I) the Proposed Operations divided by (II) the Operating Income Target, if the Proposed Operations are greater than the Minimum Operating Income but less than the Operating Income Target;

                            (d) the Base Contingent Payment if the Proposed
                  Operations are equal to the Operating Income Target;

                            (e) the Base Contingent Payment, plus fifty percent
                  (50%) of the amount by which the Proposed Operations exceed the Operating Income Target, if the Proposed Operations are greater than the Operating Income Target but less than the Operating Income Payment Cap; and

                            (f) the Maximum Contingent Payment if the Proposed
                  Operations are equal to or greater than the Operating Income Payment Cap.

                  2.2.4 Calculation of Contingent Payments. Within ninety (90) Calendar Days following each Contingent Date, Buyer shall cause the Company to prepare and issue to Sellers a determination of the Contingent Payments, if any, to be paid for such Contingent Date. Thereafter, Sellers and their representatives shall be provided reasonable access during regular business hours to, and afforded the opportunity to review, the Company's determination of the Contingent Payments, and the books and records of the Company and all workpapers relating thereto. If Sellers shall not object to the Company's determination


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



         of Contingent Payments, in a writing delivered to Buyer on or before thirty (30) Calendar Days after delivery to Sellers of such determination, then the Company's determination of the Contingent Payments shall be final, conclusive and binding upon Sellers. If, however, Sellers shall deliver such a written objection, Buyer and Sellers shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, conclusive and binding on the parties hereto. If Buyer and Sellers are unable to resolve any such dispute within fifteen (15) Calendar Days of the delivery by Sellers of their written objection, the dispute shall be submitted to the Independent Accountants to review the Company's determination of the Contingent Payments, and the Sellers' objections thereto in accordance with this SECTION 2.2.4 as soon as is reasonably practicable thereafter but in no case later than thirty (30) Calendar Days after the date of delivery of the written objection. Buyer, Sellers and the Company shall provide all information, cooperation and assistance reasonably requested by the Independent Accountants in conducting such review and determining the Contingent Payments. The Independent Accountants shall issue and deliver simultaneously to Sellers and Buyer their determination of the Contingent Payments, which shall be final, conclusive and binding upon Sellers and Buyer. The fees and expenses of the Independent Accountants shall be borne by the losing party or, to the extent each party prevails in part, each party shall pay the fees and expenses to the extent it is the losing party, as determined by the Independent Accountants.

                  2.2.5     Payment of Contingent Payments.

                            (a) Distribution to Sellers. Any Contingent Payment
                  to be made to Sellers shall be distributed in accordance with
                  Schedule 2.2.5. To the extent that any payment made to Buyer out of the Escrow Account (as defined in the AGE Purchase Agreement) in connection with a New Jersey Claim (as defined in the side letter of even date herewith between Buyers, Sellers and AGE and AGE Florida) exceeds $397,000.00, such amount which shall be subtracted from the portion of the Contingent Payment payable to Ben Domenico and paid to the other Sellers in accordance with the following percentages:
                  James Irvin (44.19%), Dave Mysel (33.33%) and Rocky D'Aquilante (22.48%) rather than in accordance with Schedule 2.2.5; provided however that Wells-Gardner shall have a right of set-off against such amount.

                            (b) Form of Payment. At the sole discretion of the
                  Company, up to sixty percent (60%) of the aggregate amount of any Contingent Payments payable by the Company to Sellers can be paid with the common stock of Wells-Gardner (the "Common Stock"), so long as the Common stock continues to be listed on a national securities exchange (such as, but not limited to, the American Stock Exchange) or automated quotation system and trading of the Common Stock on such exchange has not been suspended. For purposes of computing the portion of any Contingent Payments to be paid with Common Stock, the Common Stock shall be valued at ten percent (10%) below the average market value of the Common Stock for the thirty (30) trading days immediately prior to the issuance of the Common Stock to Sellers. Sellers hereby agree not to sell, contract to sell, pledge


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                  or otherwise dispose of, directly or indirectly, any Common
                  Stock received as part of any Contingent Payments for a period of one year from the date such Common Stock is issued to Sellers; provided that twenty five percent (25%) of the shares issued on such dates shall become exempt from such restrictions on each of the dates which are three, six, nine and twelve months from the date of issuance. The Company agrees to cause Wells-Gardner to make any filings with the Securities and Exchange Commission which are, in the reasonable opinion of counsel to Wells- Gardner, necessary so that Sellers may dispose of any Common Stock they receive in accordance with this SECTION 2.2.

                            (c) Contingent Payment Settlement. Upon the final
                  determination of the Contingent Payments for each Contingent Date under the procedure set forth in SECTION 2.2.4 and in no event later than seven (7) Calendar Days following the earlier of: (i) the expiration of the thirty (30) Calendar Day period during which Sellers may contest Buyer's determination of the Contingent Payments, or (ii) the delivery of the Independent Accountants' final determination of the Contingent Payments, the Buyer shall pay the Contingent Payments to Sellers in cash or a combination of cash and Common Stock as set forth in this
                  SECTION 2.2.5.

                  2.2.6 Continued Conduct of Business. The Company agrees that, so long as it continues to own the Assets, it will operate and conduct the Current Operations and Proposed Operations in good faith, in a reasonable and prudent manner, and use its reasonable efforts to achieve or exceed the income targets set forth on Schedules 2.2.2 and
         2.2.3. The Company shall, in addition to other reasonable and prudent conduct, (a) adequately staff and furnish the Company; (b) provide adequate working capital and financing; (c) provide adequate facilities and equipment; and (d) maintain appropriate levels of inventory and parts.

         2.3 Assumed Liabilities. From and after the Closing Date, Buyer will assume and agree to pay, defend, discharge and perform when due only those liabilities set forth on Schedule 2.3 (all such liabilities and obligations to be so assumed by Buyer pursuant to this SECTION 2.3 being referred to collectively as the "Assumed Liabilities").

         2.4 No Expansion of Third Party Rights. The assumption by Buyer of the Assumed Liabilities shall not expand the rights or remedies of any third party against Buyer or Sellers as compared to the rights and remedies which such third party would have had against Sellers had Buyer not assumed the Assumed Liabilities. Without limiting the generality of the preceding sentence, the assumption by Buyer of the Assumed Liabilities shall not create any third party beneficiary rights.

         2.5 Excluded Liabilities. Notwithstanding anything to the contrary contained in this Agreement, the AGE Purchase Agreement or any agreement, document, certificate or instrument being delivered pursuant to such agreements (collectively, the "Transaction Documents"), and regardless of whether such liability is disclosed in this Agreement or any of the Transaction Documents or on any Schedule or Exhibit hereto or thereto, Buyer will not assume, agree to pay,


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



perform or discharge or in any way be responsible for any Excluded Liabilities. As used herein, the term "Excluded Liabilities" means any and all debts, liabilities or obligations of Sellers of any kind or nature whatsoever other than the Assumed Liabilities (whether due or to become due, fixed or unfixed, choate or inchoate, secured or unsecured, absolute or contingent, direct or indirect, asserted or unasserted, known or unknown, and regardless of whether such debts, liabilities or obligations relate to Sellers' Business). The Excluded Liabilities shall include, without limitation, (i) any liabilities or obligations whatsoever relating, directly or indirectly, to any Excluded Assets, including, without limitation, any trade creditors, bank debt, payroll or payroll tax liabilities, payments due to any current or former employee of Sellers for amounts due under any bonus plan or incentive arrangement, income tax liabilities, severance liabilities to any current or former employee of Sellers, or liabilities with respect to any vacation pay, profit sharing or 401(k) contribution of such employees, (ii) any environmental or product liability claims arising out of or relating to the past, present or future conduct of Sellers, (iii) any contractual obligations or liabilities relating to any existing facilities used in connection with the Business, (iv) any liability of the Sellers for taxes, costs, and expenses incurred in connection with this Agreement, and (v) the liability of Sellers under any "bulk sales" or similar law or statute relating to the transfer of the Assets hereunder.

         2.6 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets as set forth on Schedule 2.6. The parties agree to report on their respective tax returns the transactions which are the subject of this Agreement in a manner consistent with the allocation set forth in Schedule 2.6.

         2.7 Transferee Liability. Prior to the Closing Date, Sellers agree to notify the appropriate state taxing authority of the transfers contemplated hereunder and obtain a certificate from such authority showing that all tax, penalty and interest assessed against or due from Sellers has been paid, or a clearance certificate from such authority showing that no tax, penalty or interest has been assessed against and is due and unpaid from Sellers.

         2.8 Waiver of Resolutory Conditions. Sellers agree and acknowledge that upon effectuation of the Closing, the sale of the Assets as described herein will be complete and final, and the failure of Buyer to pay or perform any obligations hereunder, other than payment of the Purchase Price in accordance with SECTION 2.1 (subject to a right of set-off, if applicable), shall not be cause for the resolution and/or rescission of the transfer of such Assets, and Sellers confirm that the sale of the Assets contemplated by this Agreement shall contain no resolutory conditions whatsoever. Sellers also waive any and all rights to a vendor's lien and privilege or any other Liens or privileges against, or rights in or to, the Assets purchased hereunder.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          3.1 Representations and Warranties of Sellers. Sellers, jointly and severally, hereby represent and warrant to Buyer as of the Closing Date as follows:


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




                  3.1.1 Authority. Each of the Sellers has full right, power and authority to enter into and perform their obligations under this Agreement, and all other agreements, documents, certificates and instruments delivered in connection with the transactions contemplated hereby and thereby, to which any of the Sellers is a party and any other document to be delivered by such Sellers, as the case may be at Closing (collectively, the "Sellers' Agreements"). This Agreement has been, and the Sellers' Agreements once executed will be, duly and validly executed and delivered by each of the Sellers and will constitute the valid and binding obligations of each of the Sellers, enforceable against each of them in accordance with their respective terms.

                  3.1.2 Assets. Except for the Assets purchased pursuant to the AGE Purchase Agreement, the Assets and the Excluded Assets constitute all of the property and assets which are considered part of the Business, or useful in operation of the Business and all of the assets necessary or useful to conduct the Business as presently conducted. Sellers have the right to convey, and upon the consummation of the transactions contemplated by this Agreement, Sellers will have conveyed, and Buyer will be vested with, good and marketable title and interest in and to the Assets, free and clear of all Liens. Neither AGE nor AGE Florida have any ownership interest in the Assets.

                  3.1.3 No Consents. Each of the Sellers has full right, power and authority to sell the Assets to Buyer as provided in this Agreement without obtaining the consent or approval of any Governmental Entity or other Person. The execution and delivery by Sellers of, and the performance by Sellers of their obligations under, the Sellers' Agreements do not require Sellers to obtain any consent, approval or waiver of any acceleration, termination or other right or remedy by, or to make any filing with or give any notice to, any other Person (the "Consents"), except as set forth in Schedule 3.1.3. No consents or approvals are necessary for the consummation of the transactions contemplated hereby in order to prevent a breach of, or default under, or modification or termination of any contract to which Sellers, the Business or any of the Assets are subject.

                  3.1.4 Absence of Undisclosed Liabilities. Except as set forth in Schedule 3.1.4, Sellers have no liabilities or obligations of any nature with respect to the Assets (whether absolute, accrued, contingent or otherwise) other than obligations under the Contracts that are set forth in Schedule 3.1.6 or that are required to be so set forth and which obligations are to be performed in the ordinary course of business, which obligations are apparent from the plain reading of such Contracts and those liabilities which relate to the Claims specifically disclosed in Schedule 3.1.8. None of the liabilities or obligations described in the preceding sentence and on the related schedules are the result of a breach of contract, breach of warranty, tort, infringement or lawsuit.

                  3.1.5 Taxes. Sellers have paid all Taxes due and payable in connection with the Assets as of the Closing. Sellers have timely filed all federal, state, county, local and foreign tax returns which they are required to have filed, and such returns are complete and correct. Any deficiencies proposed as a result of any governmental audits have been


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



         paid or settled, and there are no present disputes as to Taxes payable by Sellers. There are no unexpired waivers by Sellers of any statute of limitations with respect to any Taxes, and none of the Sellers is a party to any action or proceedings by any Governmental Entity for the collection or assessment of Taxes.

                  3.1.6 Contracts. Attached hereto as Schedule 3.1.6 is a list of all contracts, agreements, licenses, sublicenses, understandings, instruments, obligations, relationships and commitments, oral or written, to which any Seller is a party or by any either Seller is bound or subject that relate, directly or indirectly, to the Business or the Assets (the "Contracts"), correct and complete copies of written Contracts and summaries of all oral Contracts which have been previously furnished to Buyer. Except as set forth on Schedule 3.1.6, all of the Contracts are in full force and effect and may be assigned to Buyer without the consent, approval, novation, waiver or notification of any Person. Except as noted in Schedule 3.1.6, Sellers are not in breach or default, and no event has occurred which the giving of notice or the passage of time or both would constitute a breach or default, under any Contract or any other obligation owed by Sellers, and, to the knowledge of Sellers, no event has occurred which with the giving of notice or the passage of time or both would constitute a breach or default by any other party to any such Contract or obligation.

                  3.1.7 Real Property. The Assets do not include any real or leased property and no real or leased property is necessary or useful in connection with the Assets.

                  3.1.8 Litigation. Except as set forth in Schedule 3.1.8 (which discloses the parties to, nature of, and relief sought for each matter to be disclosed):

                            3.1.8.1 Claims. There is no suit, action,
                  proceeding, investigation, arbitration, mediation, claim or order pending or, to the knowledge of Sellers, threatened against Sellers (or pending or, to the knowledge of Sellers, threatened against any of the officers, directors or employees of Sellers with respect to the Assets), or to which, any of Sellers is otherwise a party before any court or any other Governmental Entity which if adversely determined would adversely affect Sellers or the Assets (collectively, "Claims"); and, to the knowledge of Sellers, there is no basis for any other such Claim.

                            3.1.8.2 Orders. Sellers are not subject to or bound
                  by any judgment, order or decree of any court or any other Governmental Entity. Sellers have not received any opinion or memorandum from legal counsel to the effect that they are exposed to any liability or disadvantage that may be material to the Assets, and none of the Sellers is engaged in any legal action to recover monies due it or for damages sustained by it.

                  3.1.9 Compliance with Laws. The Business, as conducted by Sellers, and the Assets are in compliance with, and do not violate in any respect, any applicable Law (including any statutes, ordinances or regulations). None of the Sellers has received notice


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



          of any such violation or liability or any correspondence from any Governmental Entity relating thereto.

                  3.1.10 Intellectual Property. Schedule 3.1.10 contains a complete and accurate description of all Intellectual Property of Sellers with respect to the Assets, including information regarding Sellers' ownership of such Intellectual Property and licenses, rights or immunities in such Intellectual Property and the registration of such Intellectual Property. Sellers own all of the Intellectual Property, and all of the Intellectual Property is valid and in good standing, free and clear of any Liens, and is not being challenged in any way. Sellers have taken reasonable security measures to protect the secrecy, confidentiality and value of all trade secrets of Sellers used by Sellers in connection with the Assets, including supplier and customer lists, business and marketing plans and studies and other technical data relating to the Assets. To the knowledge of Sellers, Sellers have not infringed and are not now infringing on any copyright, trademark, service mark or trade name of, or belonging to, any Person and no Person has asserted any such claim.

                  3.1.11 Transactions Not a Breach. The execution, delivery or performance by Sellers of this Agreement and the Sellers' Agreements will not:

                            (a) violate, conflict with, or result in a breach of
                  any provision of any
                  Law binding on Sellers with respect to any of the Assets;

                            (b) violate or conflict with any provision of any
                  contract, agreement, mortgage, note, bond, license, or other instrument or obligation of any kind or nature to which any of Sellers is a party or by which any of Sellers or any of the Assets may be bound or affected;

                            (c) constitute an event that would permit any party
                  to terminate any agreement, or accelerate the maturity of any indebtedness or other obligation, to which any of Sellers is a party or by which any of Sellers is bound, and which is material to the ownership of the Assets;

                            (d) result in the creation or imposition of any
                  Lien, security interest, charge, or encumbrance upon the Assets; or

                            (e) have a material adverse effect on the Assets.

                  3.1.12 Conduct of the Business. Except as set forth in
         Schedule 3.1.12, since July 1, 1999, Sellers have conducted their businesses with respect to the Assets only in the ordinary course of business, and have incurred no liabilities in connection with the Assets other than in the ordinary course of business, and there has been no material adverse change in the assets, condition (financial or otherwise), operating results, employee or customer relations, business activities or prospects involving the Assets as of such date.



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



                  3.1.13 Insurance Policies. There are no insurance policies (including "self- insurance" programs and general liabilities policies) maintained by any of Sellers with respect to the Business or the Assets; nor have any of Sellers maintained any such insurance policies with respect to the Business or the Assets during the past two years.

                  3.1.14 Licenses. Schedule 3.1.14 is a complete and accurate list of all of the Licenses and applications for Licenses not yet issued which are held by Sellers or submitted by Sellers to any Governmental Entity in connection with the Assets. Sellers are in compliance in all material respects with such Licenses all of which are valid, binding and in full force and effect. Except as disclosed in
         Schedule 3.1.14, each of the Licenses is freely transferable and will constitute part of the Assets.

                  3.1.15 Employees. There are no employees, independent contractors or sales representatives who render services to Sellers in connection with the Business or the Assets.

                  3.1.16 Interest of Sellers in Customers, Etc. Except as set forth in Schedule 3.1.16, none of Sellers have any direct or indirect interest in any competitor, supplier or customer of the Business or in any Person from whom or to whom Sellers lease any real or personal property or in any other Person with whom Sellers have any business relationship in connection with the Business.

                  3.1.17 Affiliate Transactions. Schedule 3.1.17 contains a complete and accurate list of the parties to and the date, nature and amount of each transaction involving the transfer of any cash, property or rights to or from Sellers from, to, or for the benefit of any Affiliate or former Affiliate of Sellers ("Affiliate Transactions") within the two years preceding the date of this Agreement and any existing commitments of Sellers to engage in the future in any Affiliate Transactions. Except as noted in Schedule 3.1.17, each Affiliate Transaction was effected on terms equivalent to those that would have been established in an arms-length negotiation.

                  3.1.18 Books and Records. All the books, records and accounts of Sellers as they relate to the Assets are in all respects accurate and complete, and all laws, regulations and rules applicable to the Assets, and accurately present and reflect, in all material respects, all of the transactions described therein.

                  3.1.19 Brokers. Sellers have not incurred any liability to any broker, finder, or agent, and there are no claims for any brokerage fees, finder's fees, or commissions in connection with the transactions contemplated hereby.

                  3.1.20 No Misrepresentation. None of the information contained in the representations and warranties of Sellers set forth in this Agreement or in any of the Sellers' Agreements contain any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading.



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



         3.2 Representations and Warranties of Buyer. Buyer hereby represents and warrants to Sellers as of the Closing Date as follows:

                  3.2.1 Organization. Buyer is a corporation duly organized, existing, and in good standing under the laws of the State of Nevada.

                  3.2.2 Authority. Buyer has full corporate power and authority to enter into and perform its obligations under this Agreement, and all other agreements, documents, certificates and instruments delivered in connection with the transactions contemplated hereby to which it is a party, and any other documents to be delivered by it at Closing (collectively, the "Buyer's Agreements") and to perform its obligations under this Agreement and the Buyer's Agreements. The execution and performance of this Agreement and the Buyer's Agreements will be duly authorized by all necessary corporate action on the part of Buyer, in accordance with Law and with Buyer's articles of incorporation and bylaws. This Agreement has been, and the Buyer's Agreements once executed will be, duly and validly executed and delivered by Buyer and will constitute the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

                  3.2.3 Transactions Not a Breach. Except as listed on Schedule
          3.2.3 hereto, Buyer's execution and performance of this Agreement and the Buyer's Agreements will not materially violate, conflict with, or result in a material breach of any provision of any Law binding on Buyer or conflict with or result in the breach of any of the terms, conditions or provisions of the Buyer's Articles of Incorporation or bylaws or of any contract, agreement, mortgage, or other instrument or obligation of any nature to which Buyer is a party or by which Buyer is bound.

                  3.2.4 Brokers. With the exception of Mesirow Financial whose fees will be paid by Buyer, Buyer has not incurred any liability to any broker, finder or agent, and there are no claims for any brokerage fees, finder's fees or commissions in connection with the transactions contemplated hereby.

                  3.2.5 No Misrepresentation. None of the information contained in the representations and warranties of Buyer set forth in this Agreement or in any of the Buyer's Agreements contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements contained herein or therein not misleading.


                                   ARTICLE IV

                                     CLOSING

         4.1 Time and Place. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of James, Driggs, Walch, Santoro, Kearney, Johnson


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



& Thompson in Las Vegas, Nevada on January 11, 2000 at 10:00 a.m. Pacific Time or at such other time, date and location as the parties may agree to in writing (the "Closing Date").

         4.2 Sellers Deliveries. Sellers shall, at their sole cost and expense, execute and deliver or cause to be executed and delivered to Buyer:

                  4.2.1 AGE Purchase Agreement. The AGE Purchase Agreement, in form and substance reasonably satisfactory to Buyer.

                  4.2.2 Bill of Sale and Assignment Agreement. A Bill of Sale and Assignment Agreement duly executed by Sellers, in form and substance reasonably satisfactory to Buyer.

                  4.2.3 Consents. Any required Consents and certificates of assignment required of Sellers to transfer the Assets and otherwise consummate the transactions contemplated hereby.

                  4.2.4 Tax Clearance. Tax clearance certificates or similar documents required by any state taxing authority in order to relieve Buyer of any obligation to withhold any portion of the Purchase Price, if previously obtained.

                  4.2.5 Lien Searches. Such Uniform Commercial Code lien searches and such other instruments showing that there were no financing statements, judgments, taxes or other Liens outstanding against Sellers or any of the Assets as of the Closing Date or a date that is not more than ten (10) Calendar Days prior to the Closing Date.

                  4.2.6 Employment Agreements. Employment Agreements between the Company and each of Ben Domenico, James Irvin, Dave Mysel and Mark Nocco, in form and substance reasonably satisfactory to Buyer.

                  4.2.7 Other Documents. Such other documents and instruments as Buyer or its counsel may reasonably request.

         All documents delivered to Buyer shall be in form and substance reasonably satisfactory to Katten Muchin Zavis, counsel for Buyer. In addition to the above deliveries, Sellers shall take all steps and actions as Buyer may reasonably request or as may otherwise be necessary to put Buyer in possession or control of the Assets or to consummate the transactions contemplated hereby.

         4.3 Buyer Deliveries. Buyer shall execute and deliver or cause to be executed and delivered to Sellers simultaneously with delivery of the items referred to in SECTION 4.2 above:

                  4.3.1 Purchase Price. A wire transfer of funds to Sellers in an amount equal to that required under SECTION 2.1.1.



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



                  4.3.2 Bill of Sale and Assignment Agreement. A counterpart of the Bill of Sale and Assignment Agreement, referred to in SECTION 4.2.2, executed by Buyer.

                  4.3.3 AGE Purchase Agreement. A counterpart of the AGE Purchase Agreement referred to in SECTION 4.2.1.

                  4.3.4 Employment Agreements. A counterpart of the Employment Agreements referred to in SECTION 4.2.6.

                  4.3.5 Guaranty Agreement. A Guaranty Agreement in the form attached to the AGE Purchase Agreement as Exhibit 4.3.9.

                  4.3.6 Other Documents. Such other documents and instruments as Sellers or their counsel may reasonably request.

         All documents delivered to Sellers shall be in form and substance reasonably satisfactory to James, Driggs, Walch, Santoro, Kearney, Johnson & Thompson.


                                    ARTICLE V

                                OTHER AGREEMENTS

         5.1 Books and Records. After the Closing, no party hereto shall destroy (or permit the destruction of) any of the books and records pertaining to the Assets or the Business in such party's possession that may be required by the other party in connection with any tax audit, examination or other proceeding without first offering them to the other party in writing at least thirty (30) Calendar Days prior to the date of their proposed destruction. After the Closing Date, any party may inspect and make copies from such books and records in the possession of another party on reasonable notice and at reasonable times.

         5.2 Cooperation after Closing. From time to time after the Closing, at Buyer's request and without further consideration, Sellers will execute and deliver such other instruments of sale, transfer, conveyance and assignment and take such action (including assistance in the preparation of financial statements in connection with the Business) as Buyer may reasonably deem necessary in order more effectively to transfer, convey and assign to Buyer, and to confirm Buyer's title to the Assets.

         5.3 Public Disclosure. Buyer and Sellers shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

         5.4 Mail. All mail relating to the Assets that is delivered to any of Sellers after the Closing Date shall forthwith be delivered to Buyer.


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



         5.5 Assumed Liabilities. Buyer agrees to discharge, as and when due, the Assumed Liabilities.

         5.6 Taxes. Sellers shall be liable for paying all Taxes (whether assessed or unassessed) applicable to the Assets and the Business, in each case attributable to periods (or portions thereof) ending on or prior to the Closing Date. Buyer shall be liable for paying all Taxes (whether assessed or unassessed) applicable to the Assets and the Business attributable to periods (or portions thereof) beginning after the Closing Date. For purposes of this
SECTION 5.6, any period beginning before and ending after the Closing Date shall be treated as two partial periods, one ending on the Closing Date and the other beginning after the Closing Date. Buyer and Sellers agree to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce) or make a report with respect to, such taxes, including filings required under Section 1060 of the Code or any successor statute thereof.

         5.7 Transferee/Successor Liability. The parties agree that Buyer will not, by virtue of the transactions contemplated hereby, assume any liabilities or obligations of Sellers other than the Assumed Liabilities and, accordingly, Sellers agree to take all necessary actions to fully protect Buyer from and against any and all transferee or successor liability (other than with respect to the Assumed Liabilities) arising out of the transactions contemplated hereby.


                                   ARTICLE VI

                                 INDEMNIFICATION

         6.1 Indemnification by Sellers. From and after the Closing, Sellers, on behalf of themselves and their respective heirs, hereby agree, jointly and severally, to indemnify, defend and save Buyer and its Affiliates, and each of their respective officers, directors, employees, agents and shareholders (each a "Buyer Indemnified Party"), forever harmless from and against, and to promptly pay to a Buyer Indemnified Party or reimburse a Buyer Indemnified Party for, any and all liabilities (whether contingent, fixed or unfixed, liquidated or unliquidated or otherwise), obligations, deficiencies, demands, claims, suits, actions, causes of action, assessments, losses, costs, expenses, interest, fines, penalties, actual or punitive damages or costs or expenses of any and all investigations, proceedings, judgments, environmental analyses, remediations, settlements and compromises (including reasonable fees and expenses of attorneys, accountants and other experts) (collectively, the "Losses") sustained or incurred by any Buyer Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of any of the following:

                  6.1.1 any breach of any covenant, agreement, representation or warranty of Sellers under this Agreement or any of the Sellers' Agreements;

                  6.1.2 the operation of the Business prior to the Closing Date or any liabilities, actions or omissions of Sellers, whether known or unknown as of the Closing Date, (except for the Assumed Liabilities), it being understood and agreed that Buyer is not to assume any liabilities of Sellers of any kind or character, contingent or otherwise, except for the Assumed Liabilities;

                  6.1.3 any assertion against any Buyer Indemnified Party with respect to the Excluded Liabilities;

                  6.1.4 any assertion or recovery against Buyer of any liability under any "bulk sales" or similar law or statute relating to the transfer of Assets hereunder; and

                  6.1.5    any of the items listed on Schedule 6.1.5 hereto.

         6.2 Escrow Account. In the event that Sellers are obligated to indemnify Buyer pursuant to this ARTICLE VI, Buyer may draw funds in the amount equal to such obligation from the Escrow Account provided for in SECTION 2.1 of the AGE Purchase Agreement.

         6.3 Indemnification by Buyer. From and after the Closing, Buyer, on behalf of itself and its respective successors and assigns, hereby agrees to indemnify, defend and save Sellers and each of their respective heirs and representatives (each a "Seller Indemnified Party") forever harmless from and against, and to promptly pay to a Seller Indemnified Party or reimburse a Seller Indemnified Party for, any and all Losses sustained or incurred by any Seller Indemnified Party related to, resulting from, arising out of or otherwise by virtue of any of the following:

                  6.3.1 any breach of any covenant, agreement, representation or warranty of Buyer under this Agreement or any of the Buyer's Agreements; and

                  6.3.2 breach by Buyer of any of its obligations with respect to the Assumed Liabilities.

         6.4 Indemnification Procedure for Third Party Claims. In the event that subsequent to the Closing any Person entitled to indemnification under this Agreement (an "Indemnified Party") asserts a claim for indemnification or receives notice of the assertion of any claim or of the commencement of any action or proceeding by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (including, but not limited to any domestic or foreign court or Governmental Entity) (a "Third Party Claim") against such Indemnified Party, against which a party to this Agreement is required to provide indemnification under this Agreement (an "Indemnifying Party"), the Indemnified Party shall give written notice together with a statement of any available information (other than privileged information) regarding such claim to the Indemnifying Party within thirty (30) Calendar Days after learning of such claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim). The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "Defense Notice") within fifteen (15) Calendar Days after receipt from the Indemnified Party of notice of such claim, which notice by the Indemnifying Party shall specify the counsel it will appoint to defend such claim ("Defense Counsel"), to conduct at its expense, the defense against such claim in its own name, or, if necessary, in the name of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to approve the Defense


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



Counsel, which approval shall not be unreasonably withheld, and in the event the Indemnifying Party and the Indemnified Party cannot agree upon such counsel within ten (10) Calendar Days after the Defense Notice is provided, then the Indemnifying Party shall propose an alternate Defense Counsel, which shall be subject again to the Indemnified Party's approval which approval shall not be unreasonably withheld. If the parties still fail to agree on the Defense Counsel, then, at such time, they shall mutually agree in good faith on a procedure to determine the Defense Counsel. In the event that, in the opinion of legal counsel to the Indemnified Party, there is a conflict of interest inherent in the appointment of Defense Counsel by the Indemnifying Party, then the Indemnified Party shall have the right to appoint separate Defense Counsel, which shall be paid for by the Indemnifying Party.

                  (a) In the event that the Indemnifying Party shall fail to give the Defense Notice within said 15 Calendar Day period, it shall be deemed to have elected not to conduct the defense of the Third Party Claim, and in such event the Indemnified Party shall have the right to conduct the defense in good faith and to compromise and settle the claim in good faith without prior consent of the Indemnifying Party, and the Indemnifying Party will be liable for all reasonable costs, expenses, settlement amounts or other Losses paid or incurred in connection therewith.

                  (b) In the event that the Indemnifying Party does deliver a Defense Notice and thereby elects to conduct the defense of the Third Party Claim, the Indemnifying Party shall be entitled to have the exclusive control over said defense settlement of the subject claim and the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as it may reasonably request, all at the expense of the Indemnifying Party, and the Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing. In such an event, the Indemnifying Party will not settle the subject claim without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld.

                  (c) Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third Party Claim or cease to defend against such claim, if, pursuant to or as a result of such settlement or cessation, (i) injunctive relief or specific performance would be imposed against the Indemnified Party, or (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder.

                  (d) Notwithstanding paragraph (b) above, the Indemnifying Party shall not be entitled to control, but may participate in, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party, (ii) to the extent such claim involves criminal allegations against the Indemnified Party,
         (iii) that if unsuccessful, would set a precedent that would materially interfere with, or have a material adverse effect on, the business or financial condition of the Indemnified Party, or (iv) to the extent such claim imposes liability on the part of the


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



         Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder. In such an event, the Indemnifying Party will still have all of its obligations hereunder provided that the Indemnified Party will not settle the subject claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld.

                  (e) Any final judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder.

                  (f) A failure by an Indemnified Party to give timely, complete or accurate notice as provided in this SECTION 6.4 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure to give timely notice.

         6.5 Direct Claims. It is the intent of the parties hereto that all direct claims by an Indemnified Party against a party hereto not arising out of Third Party Claims shall be subject to and benefit from the terms of this
ARTICLE VI. Any claim under this ARTICLE VI by an Indemnified Party for indemnification other than indemnification against a Third Party Claim, (a "Direct Claim") will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, and the Indemnifying Party will have a period of 30 Calendar Days within which to satisfy such Direct Claim. If the Indemnifying Party does not so respond within such 30 Calendar Day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party under this ARTICLE VI or otherwise.

         6.6 Right of Set-Off. Upon written notice to Sellers and Shareholders specifying in reasonable detail the basis for such set-off, Buyer may set-off from any amounts due to Sellers (with the exception of any amounts due to James Irvin, Dave Mysel or Rocky D'Aquilante solely in connection with the New Jersey Claim as defined in the Escrow Agreement) pursuant to this Agreement, including, without limitation, any amount to which it or any Buyer Indemnified Party may be entitled pursuant to this ARTICLE VI, the AGE Purchase Agreement or any employment agreement entered into by Buyer and any of Sellers. The exercise of such right of set-off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under this Agreement, the AGE Purchase Agreement, or any such employment agreement. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit Buyer in any manner in the enforcement of other remedies that might be available to it.

         6.7 Survival of Representations and Warranties of Sellers; Time Limits on Indemnification Obligations. Notwithstanding any right of Buyer to investigate fully the affairs of Sellers with respect to the Business, and notwithstanding any knowledge of facts determined


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



or determinable by Buyer pursuant to such investigation or right of investigation, Buyer has the right to rely fully upon the representations, warranties, covenants and agreements of Sellers contained in this Agreement or in any Transaction Document delivered pursuant hereto. the representations, warranties, covenants and agreements contained in SECTIONS 3.1.1, 3.1.2, 3.1.5,
3.1.11 and 5.7 and this ARTICLE VI shall survive indefinitely. All other representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder and shall continue in full force and effect for a period of two (2) years after the Closing Date.

         6.8 Survival of Representations and Warranties of Buyer; Time Limits on Indemnification Obligations. Sellers have the right to rely fully upon representations, warranties, covenants and agreements of Buyer contained in this Agreement or in any Transaction Document delivered pursuant hereto. The covenants and agreements contained in SECTION 5.7 and this ARTICLE VI shall survive indefinitely. All other representations, warranties, covenants and agreements of Buyer contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder and shall continue in full force and effect for a period of two (2) years after the Closing Date.

         6.9 Certain Limitations. Notwithstanding anything to the contrary set forth in this Agreement (but subject to the terms of this SECTION 6.9), indemnification under this ARTICLE VI and under SECTION 6.9 of the AGE Purchase Agreement will be limited as follows:

                  (a) the aggregate amount of indemnification provided to Buyer by Sellers, AGE and AGE Florida shall not exceed the Proceeds (as defined in this SECTION 6.9 below); and

                  (b) the aggregate amount of indemnification provided to Sellers, AGE and AGE Florida by Buyer shall not exceed $100,000; and

                  (c) the indemnification from James Irvin, Dave Mysel and Rocky D'Aquilante for any Losses arising out of or relating to the New Jersey Claim shall be limited to the amounts in the Escrow Account.

         However, this SECTION 6.9 will not apply to any fraud or intentional breach by any party hereto of any representations or warranties and such party shall be liable for all such Losses with respect to such breaches. "Proceeds" means the amount equal to the Purchase Price as defined in the AGE Purchase Agreement plus the maximum aggregate amount payable to the Sellers pursuant to this Agreement.

         6.10 Materiality. In this Article 6, for purposes of determining the existence of any misrepresentation or breach of any representation or warranty of the Sellers contained in this Agreement, any standard, qualification or requirement in any of the representations or warranties that an event or fact be material or have a material adverse effect in order for such event or fact to constitute a misrepresentation or breach of a representation or warranty shall be disregarded.



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



         6.11 Appointment of Representative. Each of the Shareholders hereby appoints James Irvin as such Shareholder's exclusive agent to act on such Shareholder's behalf with respect to any and all claims arising under this Agreement. In such representative capacity, James Irvin or any person who shall succeed him in such representative capacity is sometimes referred to in this Agreement as the "Representative." The Representative shall take, and the Shareholders agree that the Representative shall take, any and all actions which such Representative believes are necessary or appropriate under this Agreement for and on behalf of the Shareholders, as fully as if the Shareholders were acting on their own behalf, including, without limitation, defending, consenting to, compromising or settling any claims against any or all of the Shareholders under this Agreement or otherwise, conducting negotiations with Buyer and its representatives regarding such claims, taking any and all actions specified in or contemplated by ARTICLE VI of this Agreement and engaging counsel, accountants or other representatives in connection with the foregoing matters provided however, on any matter for which a Shareholder is solely liable, such Shareholder may elect to represent himself alone, outside this SECTION 6.11. Buyer shall have the right to rely upon all actions taken or omitted to be taken by the Representative pursuant to this Agreement, all of which actions or omissions shall be legally binding upon each of the Shareholders.


                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1 Notice. Any notices, consents or other communication required to be sent or given by any of the parties shall in every case be in writing and will be deemed properly served if (a) delivered personally, (b) sent by Certified U.S. mail, return receipt requested, (c) sent by a recognized overnight courier service, or (d) sent by telecopier (with acknowledgment of complete transmission), provided that a copy is also mailed by Certified U.S. mail, return receipt requested, in each case, to the parties at the addresses and telecopier numbers as set forth below or at such other addresses and facsimile numbers as may be furnished to the other parties in writing.

                  7.1.1    If to Buyer:

                                    American Gaming & Electronics, Inc.
                                    c/o Wells-Gardner Electronic Corporation
                                    2701 North Kildare Avenue
                                    Chicago, Illinois 60639-2014
                                    Attention: President
                                    Facsimile No.:  (773) 292-5677



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



                                    with a copy to:

                                    Katten Muchin Zavis
                                    525 West Monroe Street
                                    Suite 1600
                                    Chicago, Illinois  60661-3693
                                    Attention:  David J. Kaufman
                                    Facsimile No.:  (312) 577-8648

                  7.1.2    If to Sellers:

                                    Ben Domenico
                                    811 Adagio Street
                                    Henderson, Nevada 89052

                                    James Irvin
                                    842 Sandhill Sage Street
                                    Henderson, Nevada 89052

                                    Dave Mysel
                                    2600 South Ocean Drive, Apt. 103
                                    Hollywood, Florida 33019

                                    Rocky D'Aquilante
                                    900 Elwood Road
                                    Hammonton, New Jersey 08037

                                    with a copy to:

                                    James, Driggs, Walch, Santoro, Kearney,
                                    Johnson & Thompson
                                    3770 Howard Hughes Parkway, #290N
                                    Las Vegas, Nevada 89109
                                    Attention: J. Douglas Driggs, Jr., Esq.
                                    Facsimile No.: (702) 791-1912

Date of service of such notice will be (i) the date such notice is personally delivered, (ii) three Calendar Days after the date of mailing if sent by certified or registered mail, (iii) one Calendar Day after delivery to the overnight courier, or (iv) the date such notice is sent by telecopier in accordance with this SECTION 7.1.

         7.2 Severability. The unenforceability or invalidity of any provision of this Agreement will not affect the enforceability or validity of any other provision.

         7.3 Successors. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs and personal representatives.


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         7.4 Documents. At and after the Closing, each party will execute all documents and take such other actions as the other parties may reasonably request in order to consummate the purchase of Assets and to accomplish the purposes of this Agreement.

         7.5 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

         7.6 Expenses. Except as otherwise specifically provided herein, each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in consummating purchase of the Assets.

         7.7 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to principles of conflicts of law.

         7.8 Headings. The subject headings of Articles and Sections of this Agreement are included for purposes of convenience only and will not affect the construction or interpretation of any of its provisions.

         7.9 Assignment. This Agreement will not be assignable or delegable by any party without the prior written consent of the other parties; provided, however, that nothing in this Agreement will limit Buyer's ability to assign its rights or delegate its responsibilities, liabilities, and obligations under this Agreement to any Person at any time without the consent of the other parties.

         7.10 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

         7.11     Definitions.  As used in this Agreement,

                  (a) "Affiliate" means an affiliate as defined in Rule 405 under the Securities Act of 1933, as amended, and includes any past and present Affiliate of a Person.

                  (b) "Calendar Day" means any calendar day; provided that any calendar day which is the end of a time period specified in this Agreement which is a Saturday, a Sunday or a day on which federally chartered commercial banks are required or authorized by applicable law or executive order to close shall be deemed to fall on the next business day.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended.

                  (d) "Continuing Employee" has the meaning ascribed to such term in the AGE Purchase Agreement.



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



                  (e) "GAAP" means generally accepted accounting principals set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession which are applicable to the circumstances from time to time.

                  (f) "Governmental Entity" means any foreign, federal, state or local governmental or regulatory body, including any instrumentality, division, agency or department of such a body.

                  (g) "Intellectual Property" means all worldwide proprietary information of Sellers used in connection with the Business including, but not limited to, the rights, if any, to the American Gaming & Electronics name and assumed names wherever used, all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); all trademarks, service marks, trade dress, trade names and corporate names; all registered and unregistered statutory and common law copyrights; all registrations, applications, extensions and renewals for any of the foregoing; all trade secrets, confidential information, ideas, formulae, compositions, know-how, research and development information drawings, specifications, designs, plans, improvements, proposals, technical and computer data, documentation and software, financial, business and marketing plans, and customer and supplier lists and related information and all other proprietary rights relating to the sale or service of products by, and the conduct of, the Business.

                  (h) "Law" means any law, ordinance or regulation of any federal, state, local --- or foreign Government Entity.

                  (i) "Licenses" means all licenses, permits, franchises, approaches and authorizations by or of any Governmental Entity or other person required for the conduct of the Business or in connection with ownership, occupancy or operation of the Assets.

                  (j) "Liens" mean any claims, liens, privileges, pledges, collateral assignments, bonds for deed, charges, restrictions, options, preemptive rights, mortgages, hypothecations, assessments, pledges, encumbrances or security interests of any kind or nature whatsoever.

                  (k) "ordinary course of business" means an action taken by a Person will be deemed to have been taken in the ordinary course of Sellers' business if (i) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (ii) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and (iii) such action is similar in nature and magnitude to actions customarily taken without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.



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



                  (l) "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, entity or Government Body.

                  (m) "Tax" means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any Affiliated Group, as defined in Section 1504 of the Code, (or being included (or required to be included) in any tax return relating thereto).

                  (n) "to the knowledge of Sellers," "to Sellers' knowledge" or any similar term means knowledge possessed, or which should have been possessed after due inquiry in connection therewith, by the officers of Sellers.

         7.12 Entire Agreement. This Agreement, the Transaction Documents and all Schedules and Exhibits attached hereto or thereto (which will be deemed incorporated in this Agreement and made a part of this Agreement) set forth the entire understanding of the parties and may be modified only by instruments signed by all of the parties.

         7.13 Third Parties. Nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give to any person, other than the parties to this Agreement, any rights or remedies under or by reason of this Agreement.

         7.14 Interpretative Matters. Unless the context otherwise requires, (i) all references to Articles, Sections, Schedules or Exhibits are to Articles, Sections, Schedules or Exhibits in this Agreement, (ii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, feminine or neuter gender will include the masculine, feminine and neuter and (iii) the term "including" shall mean by way of example and not by way of limitation.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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



         IN WITNESS WHEREOF, the parties have executed this Agreement of the date first above written.

                                            BUYER:

                                            AMERICAN GAMING & ELECTRONICS,
                                            INC., a Nevada corporation


                                                    /s/ Mark E. Komorowski
                                            ------------------------------------
                                            By:     Mark E. Komorowski
                                            ------------------------------------
                                            Its:    President
                                            ------------------------------------



                                            SELLERS:


                                            /s/ Ben Domenico
                                            ------------------------------------
                                            Ben Domenico


                                            /s/ James Irvin
                                            ------------------------------------
                                            James Irvin


                                            /s/ Dave Mysel
                                            ------------------------------------
                                            Dave Mysel


                                            /s/ Rocky D'Aquilante
                                            ------------------------------------
                                            Rocky D'Aquilante





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